As filed with the Securities and Exchange Commission on February 3, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATIONAL AUSTRALIA BANK LIMITED

A.B.N. 12 004 044 937

(Exact Name of Registrant as specified in its Charter)

Victoria, Australia	13-2901144
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

NAB House
500 Bourke Street
Melbourne, Victoria 3000
Commonwealth of Australia
(61-3) 8641-3500
(Address of Principal Executive Offices)

NATIONAL AUSTRALIA BANK STAFF SHARE OWNERSHIP PLAN
NATIONAL AUSTRALIA BANK EXECUTIVE OPTION PLAN
NATIONAL AUSTRALIA BANK EXECUTIVE SHARE OPTION PLAN NO. 2
NATIONAL AUSTRALIA BANK PERFORMANCE RIGHTS PLAN
(Full Title of the Plans)

Bruce T. Richards
National Australia Bank Limited
34th Floor, 200 Park Avenue
New York, New York 10166
(212) 916-9505
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share or Option(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary Shares	2,500,000(4)	US$22.78	US$56,950,000	US$6,702.73

(1)                                  Pursuant to General Instruction E to Form S-8, 300 Ordinary Shares are being carried forward from registration statement No. 333-103443 initially filed on February 26, 2003 by National Australia Bank Limited.

(2)                                  Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933.

(3)                                  Pursuant to Rule 457(p) under the Securities Act of 1933, $0.29 in filing fees associated with Ordinary Shares that are being carried forward from Registration Statement No. 333-103443 has been offset against the total filing fee of $6,703.02 due in respect of the Ordinary Shares registered on this Registration Statement.

(4)                                  This registration statement relates to 100,000 Ordinary Shares that may be delivered pursuant to the terms of the National Australia Bank Staff Share Ownership Plan, 1,920,000 shares that may be delivered pursuant to the terms of the National Australia Bank Executive Share Option Plan No. 2 and 480,000 shares that may be delivered pursuant to the terms of the National Australia Bank Performance Rights Plan.  This registration statement does not relate to any Ordinary Shares that may be delivered under the National Australia Bank Executive Option Plan, which is referenced herein solely for the purposes of General Instructions E to Form S-8.

INCORPORATION OF INFORMATION

Pursuant to General Instruction E to Form S-8, all the contents of Registration Statement No. 333-103443 are hereby incorporated by reference into this Registration Statement.  In addition, certain plans that were previously filed as exhibits to Registration Statement No. 333-103443 are being filed as exhibits hereto to reflect amendments made to the plans following their initial filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Commonwealth of Australia, on the 2nd day of February, 2005.

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ GARRY F. NOLAN
Name: Garry F. Nolan
Title: Company Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in their capacity indicated on the relevant dates set out below.

Name	Title

*	Chairman
Graham Kraehe

*	Director, Managing Director and Chief Executive Officer (Principal Executive Officer)
John Stewart

*	Director
Geoffrey Tomlinson

*	Director
Peter Duncan

*	Director
John Thorn

*	Director
Malcolm Williamson

*	Director
Robert Elstone

*	Director
Paul Rizzo

*	Director
Daniel Gilbert

*	Director
Jillian Segal

*	Director
Michael Chaney

*	Director
Ahmed Fahour

*	Director and Group Chief Financial Officer (Principal Finan-cial Officer and Principal Accounting Officer)
Michael Ullmer

/s/ BRUCE RICHARDS	Authorized Representative in the United States
Bruce Richards

*By:	/s/ CRAIG SEMPLE
Name: Craig Semple
Title: Attorney

EXHIBIT INDEX

Number Description

4.1                                 National Australia Bank Staff Share Ownership Plan* (and associated Loan Scheme Rules, which were previously filed on Form S-8 (Registration No. 333-11896)).

4.2                                 National Australia Bank Executive Option Plan (previously filed on Form S-8 (Registration No. 333-11896)).

4.3                                 National Australia Bank Executive Share Option Plan No. 2.*

4.4                                 National Australia Bank Performance Rights Plan.*

5.                                       Opinion of Craig Semple, General Counsel, Corporate Advisory and Capital Markets, as to the validity of the Shares.*

23.1                           Consent of KPMG, with respect to National Australia Bank Limited and its subsidiary companies.*

23.2                           Consent of Craig Semple (included in Exhibit 5).*

24.                                 Power of Attorney*

* Filed herewith.